                                  EXHIBIT 99.1

                    MORE THAN 1,300 KATRINA VICTIMS USE IDNA
                INFORMATION SYSTEMS TO ADD FINAL INPUT ON PLANS
                             TO REBUILD NEW ORLEANS

     DISPLACED NEW ORLEANIANS VOTE FUTURE CATEGORY 5 FLOOD PROTECTION AS TOP
                                   ----------------------------------
                               REBUILDING PRIORITY

NEW YORK, NEW YORK - January 24, 2007 iDNA (OTCBB: IDAI.OB), a leading strategic communications and technology company again lent its innovative audience response technology to the last in a series of multi-site town hall meetings, held on Saturday, January 20. The meeting, titled "Community Congress III"
connected participants in New Orleans with those in the cities with the largest number of Hurricane Katrina evacuees - Atlanta, Dallas and Houston - to review recommendations for rebuilding the city and to put finishing touches on the
Unified New Orleans Plan.

Utilizing iDNA's software, Community Congress organizers were able to immediately rank New Orleanians priorities within four topics: safety from future flooding, safe and stable neighborhoods, affordable housing and public services. Participants were divided into small groups of 8-10, each with facilitators, in order to arrive at common themes. Once determined, participants, using iDNA keypads, reviewed and prioritized these ideas to develop a clear plan of action.

According to the keypad prioritization voting:
     o    80% of participants said emphasis on Category 5 Flood protection was top priority
     o    59% were concerned that bad governance could undercut the speed and fairness of implementation
     o    38% said mitigating gentrification was the top concern they had about rebuilding
     o    61% would like to see more health centers and clinics after rebuilding

Based on early feedback, with more than 90% of participants expressing support for the draft plan and wishing to stay engaged throughout the planning, approval and implementation process, these groundbreaking meetings were exceptionally productive and well-received.

Throughout the series, iDNA has partnered with AmericaSpeaks, a not-for-profit organization that seeks to engage citizens in key decision-making, by supplying its OptionFinder IQ keypads to all participants at every site, connected via broadband. iDNA has a long history with AmericaSpeaks. The two groups also successfully partnered on a 5,000 person meeting in New York City to enlist input from citizens for the redevelopment of the World Trade Center after 9/11.

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According to iDNA Senior Strategist, Mark Fite, "At events like this, it becomes clear early on how invaluable our technology is to the overall process. That's why we worked so hard to accommodate the request to offer our keypads and software throughout the series, despite a severely limited budget."

Vera Triplett, the Chairperson of the Community Support Organization (CSO), a 9
member advisory committee that guides the UNOP Recovery Plan summed up the meetings nicely. "In a fairly condensed time frame, the UNOP process has engaged thousands of New Orleans citizens to construct a comprehensive recovery plan for the entire community. This plan will provide a vehicle for us to pursue the funding our city needs to make a meaningful recovery."

About iDNA
----------

iDNA (IDAI.OB) is a leading strategic communications, technology and entertainment company, headquartered in New York City. The company provides a broad range of targeted communication services that create, build and connect businesses with their target audiences and is the only company of its kind that builds a quantitative ROI system into its communication events. iDNA's depth of communication services include the design, development and production of media, collateral content and data collection and market research services for corporate events, meetings, training and symposiums held at single or multiple sites worldwide. iDNA has developed a loyal clientele in industries as diverse as biotechnology, health care, finance, telecommunications, manufacturing and energy.

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